As filed with the Securities and Exchange Commission on May 21, 1998
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                 THE STEPHAN CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Florida                                       59-0676812
-------------------------------                    -------------------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification No.)

                              1850 West McNab Road
                         Fort Lauderdale, Florida 33309
                         ------------------------------
          (Address of principal executive offices, including zip code)

               1990 KEY EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
               --------------------------------------------------
                            (Full title of the plan)

                           FRANK F. FEROLA, President
                              1850 West McNab Road
                         Fort Lauderdale, Florida 33309
                                 (305) 971-0600
                                 --------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                           STEPHEN A. OLLENDORFF, ESQ.
                            STEPHEN R. CONNONI, ESQ.
                           Hertzog, Calamari & Gleason
                                 100 Park Avenue
                            New York, New York 10017
                                 (212) 481-9500
================================================================================
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                   Proposed       Proposed
Title of                           maximum        maximum
Securities        Amount           offering       aggregate         Amount of
to be             to be            price per      offering         registration
registered      registered         share(1)       price(2)             fee
--------------------------------------------------------------------------------
Common
Stock,
$.01 par
value             400,000
per share         shares            $12.56       $5,024,000         $1,482.08
--------------------------------------------------------------------------------

     (1) Based on the average of the high and low prices of the Common Stock of the Registrant on May 13, 1998 in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

     (2) This amount is the assumed aggregate option exercise price of the shares of Common Stock being registered hereunder, based upon the market price of the Common Stock of the Registrant on May 13 , 1998, in accordance with Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended.

                                   --------

   In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                                   ---------

     This Registration Statement covers additional securities of the same class (i.e., Common Stock) as the securities for which Registration Statements on Form S-8 were filed on July 26, 1991 and December 15, 1994, relating to the 1990 Key Employee Stock Incentive Plan is already effective under the Securities Act of 1933, as amended.



                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     ITEM 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference in this Registration Statement the following documents: (i) the Registrant's Registration Statement on Form S-8 (File No. 33-41954), dated July 26, 1991; (ii) the Registrant's Registration Statement on Form S-8 (File No. 33-87454), dated December 15, 1994;
(iii) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (iv) all reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997; and (v) the Registrant's Form 8-A filed with the Commission on May 5, 1994. In addition, all reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from and after the date hereof and prior to the filing with the Commission of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters any securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and other documents.


     ITEM 8. Exhibits.

     Exhibit No.    Description

      4.1 1990 Key Employee Stock Incentive Plan, as amended.

      5.1 Opinion of Bert Sager, special counsel to Registrant with respect to the legality of the securities being registered hereunder.

     23.1           Consent  of   Deloitte  &  Touche  LLP,
                    independent certified public
                    accountants for the Registrant.

     23.2 Consent of Bert Sager, special counsel to the Registrant (included in the opinion filed as Exhibit 5.1 hereto).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 21st day of May 1998.


                                         THE STEPHAN CO.
                                         (Registrant)




                                         By: Frank F. Ferola
                                            --------------------------------
                                             Frank F. Ferola, President and
                                                Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                                       Date
---------                 -----                                       ----

Frank F. Ferola            President, Chief Executive Officer,     May 21, 1998
------------------------   and Chairman of the Board of Directors
Frank F. Ferola            (Principal Executive Officer)


David A. Spiegel           Chief Financial Officer                 May 21, 1998
------------------------   (Principal Financial and
David A. Spiegel           Accounting Officer)



Thomas M. D'Ambrosio       Vice President, Treasurer               May 21, 1998
------------------------   and Director
Thomas M. D'Ambrosio



John DePinto               Director                                May 21, 1998
------------------------
John DePinto



Leonard Genovese           Director                                May 21, 1998
------------------------
Leonard Genovese



Curtis Carlson             Director                                May 21, 1998
------------------------
Curtis Carlson

                                  Exhibit Index



Exhibit No      Description                                              Page

   4.1          1990 Key Employee Stock Incentive Plan, as                 6
                amended.

   5.1          Opinion of Bert Sager, special counsel to                 23
                Registrant with respect to the legality of the securities being registered hereunder.

  23.1          Consent  of  Deloitte  &  Touche  LLP,                    25
                certified  public  accountants for
                the Registrant.

  23.2          Consent of Bert Sager, special counsel to the             23
                Registrant (included in the opinion filed as Exhibit 5.1 hereto).